SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 14, 2009

Ivany Mining Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27645	88-0258277
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8720 Dufrost, St Leonard, Quebec, Canada	H1P 2Z5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  514-325-4567

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01     Entry Into A Material Definitive Agreement

As previously disclosed in our Current Report on Form 8-K filed January 31, 2008, we issued warrants to purchase 4,912,988 shares of our common stock at $0.30 per share (the “2008 Warrants”) in connection with a private offering of common stock and warrants closed on January 31, 2008.  As disclosed in our current report on Form 8-K filed March 17, 2009, we have previously agreed to extend the termination date for the 2008 Warrants from January 11, 2009 to January 11, 2010.

As disclosed in our Current Report filed July 10, 2009, on July 10, 2009 we closed a private offering of Units sold at a price of $0.05 per Unit, each Unit consisting of one share of common stock, par value $0.001, and one warrant to purchase one share of common stock at a price of $0.10, exercisable for three (3) years

The terms of the 2008 Warrants provide, among other things, that subsequent sales of stock at a price below the exercise price of the 2008 Warrants will cause the number of shares to be issued upon the exercise of the 2008 Warrants to increase and the exercise price of the 2008 Warrants to decrease.  Therefore, as a result of the private offering closed July 10, 2009, the number of shares to be issued upon the exercise of the 2008 Warrants automatically increased and the exercise price of the 2008 Warrants automatically decreased.

 In order to maintain our financial flexibility, we have negotiated with the holders of the 2008 Warrants and have reached a Warrant Surrender Agreement under which a portion of the newly-increased number of 2008 Warrants are surrendered and under which the newly-decreased exercise  price of the 2008 Warrants is increased.  In exchange for this consideration from the holders of the 2008 Warrants, the termination date of the 2008 Warrants is extended to the later of (a) the expiration date of the warrants which are a part of the Units issued on July 10, 2009, as such expiration date may be modified from time to time, and (b) July 10, 2012.

As a result of the Warrant Surrender Agreement, the exercise price of the 2008 Warrants has been adjusted to $0.10 per share.  As a result of the Warrant Surrender Agreement, the number of 2008 Warrants held by each holder of 2008 Warrants is now as follows:

2008 Warrant Holder	Number of Shares That Can Be Purchased Upon Exercise Of Holder’s Remaining 2008 Warrants
Arclight Capital LLC	5,000,000
Spectra Capital Management LLC	5,000,000
Geld Art	500,000
John Mignacca	500,000
William Anderson	357,143
Frank Cantore	300,000
Luigi Tescolin	254,900
Anna Giglio	250,000
Claude Hambel	147,570
Mario Discepola	100,000
Christian Radu	90,000
Gregory Karamanion	90,000
Yvon Gelinas	50,000

The largest holders of the 2008 Warrants, Arclight Capital, LLC and Spectra Capital Management, LLC, have executed the Warrant Surrender Agreement.  Signatures from the remaining smaller holders of the 2008 Warrants are being gathered at this time.

Except as modified by the Warrant Surrender Agreement, the terms of the 2008 Warrants remain in full force and effect.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

Exhibit 10.1     Warrant Surrender Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ivany Mining Inc.

/s/ Derek Ivany
Derek Ivany
Chief Executive Officer

Date: September 18, 2009